UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Principal Accounting Officer

On March 14, 2016, Lisa Jack announced her intention to resign as Chief Financial Officer and Principal Accounting Officer of IMH Financial Corporation (the “Company”) effective April 8, 2016. Ms. Jack’s departure is not the result of any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

In connection with Ms. Jack’s resignation, Samuel Montes, current Senior Vice President of Finance for the Company, has agreed to serve as the Company’s Chief Financial Officer and Principal Accounting Officer on an interim basis, pending approval by the Board of Directors. Mr. Montes will continue to also serve as Senior Vice President of Finance of the Company during this time.

Mr. Montes, 49, has over 25 years of professional experience in the finance and accounting field in various roles including Director of Finance, Senior Audit Manager, and Staff Accountant.  Mr. Montes graduated with a Bachelor of Science in Business Administration from California State University of Los Angeles.  Mr. Montes has served in various capacities with the Company since April 2007 as Controller, Vice President of Finance and Senior Vice President of Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 18, 2016

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer